                                                                     EXHIBIT 4.4

                               PURCHASE AGREEMENT


                  This PURCHASE AGREEMENT is made as of this [______] day of [____________], by and between NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation (the "Seller"), having its principal executive office at 990 W. 190th Street, Torrance, California 90502, and NISSAN AUTO RECEIVABLES CORPORATION II, a Delaware corporation (the "Purchaser"), having its principal executive office at 990 W. 190th Street, Torrance, California 90502.

                  WHEREAS, in the regular course of its business, the Seller purchases certain motor vehicle retail installment sale contracts secured by new, near-new and used automobiles and light duty trucks from motor vehicle dealers.

                  WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables (as hereinafter defined) and certain other property are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser pursuant to the Sale and Servicing Agreement (as hereinafter defined), to the NISSAN AUTO RECEIVABLES [OWNER] TRUST (the "Trust"), which will issue notes backed by such Receivables and the other property of the Trust (the "Notes") and certificates representing fractional undivided interests in such Receivables and the other property of the Trust (the "Certificates").

                  NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

                  Terms not defined in this Agreement shall have the respective meanings assigned such terms set forth in the Sale and Servicing Agreement or Trust Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "Agreement" means this Purchase Agreement and all amendments hereof and supplements hereto.

                  "Assignment" means the document of assignment attached to this Agreement as Exhibit A.


                                       1                   (Purchase Agreement)

                  "Certificates" shall have the meaning specified in the introductory paragraphs of this Agreement.

                  "Closing" shall have the meaning specified in Section 2.2.

                  "Closing Date" means [                 ].

                  "Damages" shall have the meaning specified in Section 5.4(a).

                  "Notes" shall have the meaning specified in the introductory paragraphs of this Agreement.

                  "Prospectus" has the meaning assigned to such term in the Underwriting Agreement.

                  "Purchaser" means Nissan Auto Receivables Corporation II, a Delaware corporation, and its successors and assigns.

                  "Receivable" means any retail installment sale contract that appears on the Schedule of Receivables.

                  "Receivables Purchase Price" means $[                     ].

                  "Repurchase Event" shall have the meaning specified in Section 6.2.

                  "Sale and Servicing Agreement" means the Sale and Servicing Agreement by and among Nissan Auto Receivables Corporation II, as seller, Nissan Motor Acceptance Corporation, as servicer, and the Trust dated as of [ ], as the same may be amended, amended and restated, supplemented or modified.

                  "Schedule of Receivables" means the list of Receivables annexed to the Assignment as Schedule A thereto.

                  "Securities" means the Notes and the Certificates.

                  "Seller" means Nissan Motor Acceptance Corporation, a California corporation, and its successors and assigns.

                  "Trust" means the Nissan Auto Receivables [     -      ] Owner
Trust, a Delaware statutory trust.

                  ["Trust Agreement" means the Amended and Restated Trust Agreement by and between [Nissan Auto Receivables Corporation][Nissan Auto
Receivables Corporation II], as seller, and [        ], as trustee (the
"Trustee"), dated as of [       ], as the same may be amended, amended and
restated, supplemented or modified.]


                                       2                   (Purchase Agreement)

                  "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

                  "Underwriting Agreement" means the Underwriting Agreement by
and between [              ] and the Purchaser, dated [ ____, ____].

                  With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements, and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; and the term "including" means "including without limitation."

                                   ARTICLE II
                        PURCHASE AND SALE OF RECEIVABLES

                  SECTION 2.1 Purchase and Sale of Receivables.

                  On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the other property relating thereto (as defined below).

                  (a) Transfer of Receivables. On the Closing Date and simultaneously with the transactions pursuant to the Sale and Servicing Agreement, the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse:

                           (i) all right, title and interest of the Seller in and to the Receivables (including all related Receivable Files) and all monies due thereon or paid thereunder or in respect thereof after the Cutoff Date;

                           (ii) the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;

                           (iii) the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering Financed Vehicles or Obligors;

                           (iv) the right of the Seller to receive payments in respect of any Dealer Recourse with respect to the Receivables;


                                       3                   (Purchase Agreement)

                           (v) the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

                           (vi) the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and

                           (vii) all proceeds of the foregoing;

provided, that the Seller shall not be required to deliver to the Purchaser on the Closing Date monies received in respect of the Receivables after the Cutoff Date and before the Closing Date but shall or shall cause the Servicer to deposit such monies into the Collection Account no later than the first Record Date after the Closing Date.

                  (b) Receivables Purchase Price. In consideration for the Receivables and other properties described in Section 2.1(a), the Purchaser shall, on the Closing Date, pay to the Seller the Receivables Purchase Price. An amount equal to approximately [ ]% of the Receivables Purchase Price shall be paid to the Seller in cash by federal wire transfer (same day) funds. The remaining approximately [ ]% of the Receivables Purchase Price shall be deemed paid by the Purchaser to the Seller and [then immediately returned by the Seller to the Purchaser as a contribution to capital][evidenced by an advance under a subordinated non-recourse promissory note].

                  SECTION 2.2 The Closing. The sale and purchase of the Receivables shall take place at a closing (the "Closing") at the offices of [ ] on the Closing Date, simultaneously with the closings under: (a) the Sale and Servicing Agreement pursuant to which (i) the Purchaser will assign all of its right, title and interests in and to the Receivables and other property conveyed pursuant to Section 2.1(a) to the Trust for the benefit of the Securityholders; and (ii) the Purchaser will deposit the foregoing into the Trust in exchange for the Securities; and (b) the Underwriting Agreement, pursuant to which the Purchaser will sell to the underwriters named therein [the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Certificates].

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1 Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

                  (a) Organization, etc. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

                  (b) Due Authorization and No Violation. This Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject


                                       4                   (Purchase Agreement)
to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general equitable principles. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in a breach of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Purchaser pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Purchaser is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Purchaser; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

                  (c) No Litigation. There are no proceedings or investigations pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and, to the best of the Purchaser's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; other than such proceedings that would not have a material adverse effect upon the ability of the Purchaser to perform its obligations under, or the validity and enforceability of, this Agreement.

                  SECTION 3.2 Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

                           (i) Organization, etc. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification and where the failure to so qualify would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

                           (ii) Power and Authority. The Seller has the corporate power and authority to sell and assign the property sold and assigned to the Purchaser hereunder and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

                           (iii) No Violation. The consummation of the transaction contemplated by this Agreement, and the fulfillment of the terms hereof, do not conflict with, or result in a breach of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Seller


                                       5                   (Purchase Agreement)
         pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Seller; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

                           (iv) No Proceedings. There are no proceedings or investigations pending to which the Seller is a party or of which any property of the Seller is the subject, and, to the best of the Seller's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings that would not have a material adverse effect upon the ability of the Seller to perform its obligations under, or the validity and enforceability of, this Agreement.

                  (b) The Seller makes the following representations and warranties as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer, and assignment of the Receivables to the Purchaser hereunder and the subsequent assignment and transfer pursuant to the Sale and Servicing Agreement:

                           (i) Characteristics of Receivables. Each Receivable
         (a) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto, has been purchased by the Seller from such Dealer under an existing dealer agreement with the Seller, and has been validly assigned by such Dealer to the Seller, (b) created a valid, subsisting and enforceable security interest in favor of the Seller in such Financed Vehicle, (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security,
         (d) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over an original term of no greater than [____] months, and
         (e) provides for interest at the related Annual Percentage Rate.

                           (ii) Schedule of Receivables. The information set forth in Schedule A to this Agreement was true and correct in all material respects as of the opening of business on the Cutoff Date; the Receivables were selected from the Seller's retail installment sale contracts (other than contracts originated in Alabama [, Hawaii or Maine]) meeting the criteria of the Trust set forth in the Sale and Servicing Agreement; and no selection procedures believed to be adverse to the Securityholders were utilized in selecting the Receivables.


                                       6                   (Purchase Agreement)

                           (iii) Compliance with Law. Each Receivable, the origination of such Receivable, and the sale of the Financed Vehicle complied at the time it was originated or made and at the execution of this Agreement complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Servicemembers Civil Relief Act, the Federal Reserve Board's Regulations B and Z, the Gramm-Leach-Bliley Act, and state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, state "Lemon Laws" designed to prevent fraud in the sale of automobiles and other consumer credit laws and equal credit opportunity and disclosure laws.

                           (iv) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

                           (v) Security Interest in Financed Vehicle. (a) Immediately prior to the sale, assignment and transfer thereof to the Purchaser, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary or all appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Seller as secured party, and (b) as of the Cutoff Date, according to the records of the Seller, no Financed Vehicle has been repossessed and the possession thereof not reinstated.

                           (vi) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                           (vii) No Waiver. No provision of a Receivable has been waived in such a manner that is prohibited by the provisions of the Sale and Servicing Agreement or that would cause such Receivable to fail to meet all of the other requirements and warranties made by the Seller herein with respect thereto.

                           (viii) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part or subject such Receivable to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.


                                       7                   (Purchase Agreement)

                           (ix) No Liens. To the Seller's knowledge, no liens have been filed for work, labor or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

                           (x) No Default. Except for payment defaults continuing for a period of not more than 29 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen (other than deferrals and waivers of late payment charges or fees permitted under the Sale and Servicing Agreement).

                           (xi) Insurance. The Seller, in accordance with its customary procedures, has determined at the time of origination of each Receivable that the related Obligor has agreed to obtain physical damage insurance covering the Financed Vehicle and the Obligor is required under the terms of related Receivable to maintain such insurance.

                           (xii) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others. Each Receivable File contains the original certificate of title (or a photocopy or image thereof) or evidence that an application for a certificate of title has been filed. To the extent that the transfer and assignment contemplated by this Agreement is deemed to be other than a sale, this Agreement and all filings described under this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

                           (xiii) Lawful Assignment. No Receivable has been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to the Sale and Servicing Agreement are unlawful, void or voidable.

                           (xiv) All Filings Made. All actions have been taken, and all filings (including, without limitation, UCC filings) necessary in any jurisdiction have been made or have been delivered in form suitable for filing to the Purchaser to give the Purchaser a first priority perfected ownership interest in the Receivables.


                                       8                   (Purchase Agreement)

                           (xv) Chattel Paper. Each Receivable constitutes "tangible chattel paper" [or "electronic chattel paper"], as such term[s] [is] [are] defined in the UCC.

                           (xvi) Simple Interest Receivables. All of the Receivables are Simple Interest Receivables.

                           (xvii) One Original. There is only one original executed copy of each Receivable.

                           (xviii) No Amendments. No Receivable has been amended such that the amount of the Obligor's Scheduled Payments has been increased.

                           (xix) APR. The Annual Percentage Rate of each Receivable equals or exceeds [___]%.

                           (xx) Maturity. As of the Cutoff Date, each Receivable had a remaining term to maturity of not less than [_____] payments and not greater than [_____] payments.

                           (xxi) Balance. Each Receivable had an original principal balance of not more than $[____________] and, as of the Cutoff Date, had a principal balance of not less than $[______] and not more than $[_________].

                           (xxii) Delinquency. No Receivable was more than 29 days past due as of the Cutoff Date and no Receivable has been extended by more than two months.

                           (xxiii) Bankruptcy. No Obligor was the subject of a bankruptcy proceeding (according to the records of the Seller) as of the Cutoff Date.

                           (xxiv) Transfer. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of the Seller.

                           (xxv) New, Near-New and Used Vehicles. Each Financed Vehicle was a new, near-new or used automobile or light-duty truck at the time the related Obligor executed the retail installment sale contract.

                           (xxvi) Origination. Each Receivable has an origination date on or after [_____________].

                           (xxvii) Forced-Placed Insurance Premiums. No contract relating to any Receivable has had forced-placed insurance premiums added to the amount financed.

                           (xxviii) No Fraud or Misrepresentation. To the knowledge of the Seller, no Receivable was originated by a Dealer and sold by such Dealer to the


                                       9                   (Purchase Agreement)

         Seller with any conduct constituting fraud or misrepresentation on the part of such Dealer.

                           (xxix) No Further Amounts Owed on the Receivables. No further amounts are owed by the Seller to any Obligor under the Receivables.

                           (xxx) No Pledge. Other than the security interest granted to the Purchaser pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables [(except that certain Receivables were conveyed to Nissan Warehouse LLC and reconveyed by Nissan Warehouse LLC to the Seller in connection with the transactions contemplated under the Note Purchase, Security and Administration Agreement (Retail Installment Receivables), dated as of August 9, 2001, as amended, by and among Nissan Warehouse LLC, NMAC, Morgan Guaranty Trust Company of New York and certain purchasers and funding agents specified therein)]. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Purchaser hereunder or a financing statement as to which the security interest covering the Receivables has been released. The Seller is not aware of any judgment or tax lien filings against the Seller.

                           (xxxi) Receivable Files. There is no more than one original copy of each of the documents or instruments constituting the Receivable Files, and to the extent that an original copy has been maintained, the Seller has in its possession all such original copies that constitute or evidence the Receivables. The Receivable Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Purchaser. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Receivables contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement, except as provided in the Purchase Agreement, will violate the rights of the Purchaser."

                           (xxxii) [No Government Obligors. None of the
         Receivables shall be due from the United States or any state, or from any agency, department, subdivision or instrumentality thereof.]


                                       10                  (Purchase Agreement)

                                   ARTICLE IV
                                   CONDITIONS

                  SECTION 4.1 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to purchase the Receivables and the related property described in Section 2.1(a) is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct in all material respects on the Closing Date with the same effect as if then made, and the Seller shall have performed in all material respects all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (b) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that the Receivables have been sold to the Purchaser pursuant to this Agreement and shall deliver to the Purchaser the Schedule of Receivables certified by an officer of the Seller to be true, correct and complete in all material respects.

                  (c) Documents to be delivered by the Seller at the Closing.

                           (i) The Assignment. At the Closing, the Seller shall execute and deliver the Assignment.

                           (ii) Evidence of UCC Filing. On or prior to the Closing Date, the Seller shall record and file, or deliver in a form suitable for filing to the Purchaser, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, and the Trust, as assignee of the Purchaser, naming the Receivables and the other property conveyed hereunder as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables and other property conveyed hereunder to the Purchaser.

                           (iii) Other Documents. At the Closing, the Seller shall deliver such other documents as the Purchaser may reasonably request.

                  (d) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement shall be consummated on the Closing Date.

                  SECTION 4.2 Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables and other property conveyed hereunder to the Purchaser is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct in all material respects on the Closing Date with the same effect as if then made, and the Purchaser shall have


                                       11                  (Purchase Agreement)
performed in all material respects all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (b) Receivables Purchase Price. On the Closing Date, the Purchaser shall deliver to the Seller the Receivables Purchase Price, as provided in Section 2.1(b).

                                   ARTICLE V
                             COVENANTS OF THE SELLER

                  The Seller agrees with the Purchaser as follows; provided, however, that, to the extent that any provision of this ARTICLE V conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

                  SECTION 5.1 Protection of Right, Title and Interest.

                  (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser in the Receivables, the other property conveyed hereunder and the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) The Seller shall notify the Purchaser within 30 days after any change of its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Sections 9-506 and 9-507 of the UCC, and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements.

                  (c) The Seller shall notify the Purchaser of any relocation of its principal executive office or state of incorporation within 30 days after such relocation, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Seller shall at all times maintain its principal executive office within the United States of America.

                  (d) The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to the Purchaser, the Seller's master computer records that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser.

                  (e) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs that, if they shall refer in


                                       12                  (Purchase Agreement)
any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser.

                  (f) The Seller shall permit the Purchaser and its agents at any time during normal business hours upon reasonable advance notice to inspect, audit and make copies of and abstracts from the Seller's records regarding any Receivable.

                  SECTION 5.2 Other Liens or Interests. Except for the conveyances hereunder and contemplated pursuant to the Sale and Servicing Agreement, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section 5.2 shall terminate upon the termination of the Trust pursuant to the Sale and Servicing Agreement.

                  SECTION 5.3 Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Receivables.

                  SECTION 5.4 Indemnification.

                  (a) The Seller shall defend, indemnify and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims and liabilities (collectively, "Damages"), arising out of or resulting from the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of the Seller's representations and warranties contained herein.

                  (b) The Seller shall defend, indemnify and hold harmless the Purchaser from and against any and all Damages arising out of or resulting from the use, ownership or operation by the Seller or any affiliate thereof of a Financed Vehicle.

                  (c) The Seller shall defend, indemnify and hold harmless the Purchaser from and against any and all taxes that may at any time be asserted against the Purchaser with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to ownership of the Receivables or federal or other taxes arising out of the transactions contemplated by this Agreement and any related documents) and costs and expenses in defending against the same.

                  (d) The Seller shall defend, indemnify and hold harmless the Purchaser from and against any and all Damages to the extent that such Damage arose out of, or was imposed upon the Purchaser through, the negligence, willful misfeasance or bad faith of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of the Seller's obligations and duties under this Agreement.


                                       13                  (Purchase Agreement)

                  (e) The Seller shall defend, indemnify and hold harmless the Purchaser from and against all Damages arising out of or incurred in connection with the acceptance or performance of the Seller's trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such Damages shall be due to the willful misfeasance, bad faith or negligence of the Purchaser.

                  These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

                  (f) Promptly after receipt by a party indemnified under this
Section 5.4 (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Seller under this Section 5.4, notify the Seller of the commencement thereof. If any such action is brought against any Indemnified Party under this
Section 5.4 and it notifies the Seller of the commencement thereof, the Seller will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an opinion of counsel to the Indemnified Party stating that there is an unwaivable conflict of interest, be counsel to the Indemnifying Party), and the Seller will not be liable to such Indemnified Party under this Section 5.4 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 5.4 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 5.4 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent received by such Person).

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

                  SECTION 6.1 Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

                  SECTION 6.2 Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Trust, the Indenture Trustee and the holders of the Securities, that the occurrence of a breach of any of the Seller's representations and warranties contained in
Section 3.2(b) shall constitute events obligating the Seller to repurchase Receivables hereunder ("Repurchase Events") and pursuant to Section 3.02 of the Sale and Servicing Agreement, at the amount of the Warranty Purchase Payment from the Purchaser or, as described in Section 6.4 below, from the Trust. The repurchase obligation of the Seller shall constitute the sole remedy of the holders of the Securities, the Trust, the Indenture Trustee and the Purchaser against the Seller with respect to any Repurchase Event.


                                       14                  (Purchase Agreement)

                  SECTION 6.3 Seller's Assignment of Purchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser (without the need of any further written assignment) shall assign hereby, without recourse, representation or warranty (other than that it has good and marketable title to such Receivables), to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

                  SECTION 6.4 Trust. The Seller acknowledges that the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trust and that the Trust will assign such rights to the Indenture Trustee for the benefit of the holders of the Securities, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under Section 6.2 and the obligations under Section 6.3 are intended to benefit the Trust and the holders of the Securities. The Seller hereby consents to such sales and assignments.

                  SECTION 6.5 Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser; provided, however, that any such amendment must be consented to by the [Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class of Notes, or, in the case of any amendment that does not adversely affect the Indenture Trustee or the Noteholders (as evidenced by an Officer's Certificate of the Servicer and an external Opinion of Counsel indicating that such amendment will not adversely affect the Indenture Trustee or the Noteholders), the Holders of the controlling Class of Certificates].

                  SECTION 6.6 Accountants' Letters.

                  (a) The Seller will cause Deloitte & Touche LLP to review the characteristics of the Receivables described in the Schedule of Receivables and to compare those characteristics to the information with respect to the Receivables contained in the Prospectus.

                  (b) The Seller will cooperate with the Purchaser and Deloitte & Touche LLP in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in Section 6.6(a) and to deliver the letters required of them under the Underwriting Agreement.

                  SECTION 6.7 Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any other power, right or remedy. Notwithstanding anything to the contrary, the Purchaser shall not waive any breach of representations and warranties set forth in Sections 3.2(b)(v),
(xii), (xiv), (xv), (xxx) or (xxxi).


                                       15                  (Purchase Agreement)

                  SECTION 6.8 Notices. All communications and notices pursuant hereto to either party shall be in writing (including via telecopy) and addressed or delivered to it at its address (or in the case of telecopy, at its telecopy number at such address) shown in the opening portion of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or delivered, shall be deemed given when mailed or delivered, or transmitted by telecopy.

                  SECTION 6.9 Costs and Expenses. The Seller agrees to pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

                  SECTION 6.10 Survival. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing.

                  SECTION 6.11 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

                  SECTION 6.12 Governing Law. This Agreement and the Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                  SECTION 6.13 Counterparts. This Agreement may be executed in multiple counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


                                       16                  (Purchase Agreement)

                  SECTION 6.14 Sale. Each party hereto agrees to treat the conveyance under this Agreement for all purposes (including, without limitation, tax and financial accounting purposes) as a sale of the Receivables on all of its relevant books, records, tax returns, financial statements and other applicable documents. Although the parties hereto intend that the transfer and assignment contemplated by this Agreement be a sale, in the event such transfer and assignment is deemed to be other than a sale, the parties intend that all filings described in this Agreement shall give the Purchaser a first priority perfected security interest in, to and under the Receivables and other property conveyed hereunder and all proceeds of any of the foregoing. This Agreement shall be deemed to be the grant of a security interest from the Seller to the Purchaser, and the Purchaser shall have all the rights, powers and privileges of a secured party under the UCC.

                  IN WITNESS WHEREOF, the parties hereto hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the [___] day of [________].

                                    NISSAN MOTOR ACCEPTANCE CORPORATION



                                    By:
                                         ----------------------------------
                                         Name:
                                         Title:



                                    NISSAN AUTO RECEIVABLES CORPORATION II



                                    By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                    ACCEPTED:

                                    ----------------------------------,
                                    not in its individual capacity but
                                    solely as Trustee

                                    By:
                                         ----------------------------------
                                         Name:
                                         Title:



                                       17                  (Purchase Agreement)

                                    Exhibit A


                                   ASSIGNMENT

                  For value received, in accordance with the Purchase Agreement dated as of ___________________________ (the "Purchase Agreement"), between the undersigned (the "Seller") and Nissan Auto Receivables Corporation II (the "Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, the following:

                           (i) all right, title and interest of the Seller in and to the Receivables listed on Schedule A hereto (including all related Receivable Files) and all monies due thereon or paid thereunder or in respect thereof after the Cutoff Date;

                           (ii) the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;

                           (iii) the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering Financed Vehicles or Obligors;

                           (iv) the right of the Seller to receive payments in respect of any Dealer Recourse with respect to the Receivables;

                           (v) the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

                           (vi) the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and

                           (vii) all proceeds of the foregoing.

                  The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

                  This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

                  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Purchase Agreement.


                                    Exhibit A              (Purchase Agreement)

                           IN WITNESS WHEREOF, the undersigned has caused this
Assignment to be duly executed as of the ___ day of ____________.


                                    NISSAN MOTOR ACCEPTANCE CORPORATION



                                    By:
                                         ----------------------------------
                                         Name:
                                         Title:



                                    Exhibit A              (Purchase Agreement)

SCHEDULE A

Schedule of Receivables

See schedule attached to the Sale and Servicing Agreement.

                                     Annex A               (Purchase Agreement)

                                TABLE OF CONTENTS

                                                                    PAGE

ARTICLE I    CERTAIN DEFINITIONS ...................................  1

ARTICLE II   PURCHASE AND SALE OF RECEIVABLES ......................  3

     SECTION 2.1 Purchase and Sale of Receivables ..................  3

     SECTION 2.2 The Closing .......................................  4

ARTICLE III  REPRESENTATIONS AND WARRANTIES ........................  4

     SECTION 3.1 Warranties of the Purchaser .......................  4

     SECTION 3.2 Representations and Warranties of the Seller ......  5

ARTICLE IV   CONDITIONS ............................................ 11

     SECTION 4.1 Conditions to Obligation of the Purchaser ......... 11

     SECTION 4.2 Conditions to Obligation of the Seller ............ 11

ARTICLE V    COVENANTS OF THE SELLER ............................... 12

     SECTION 5.1 Protection of Right, Title and Interest ........... 12

     SECTION 5.2 Other Liens or Interests .......................... 13

     SECTION 5.3 Costs and Expenses ................................ 13

     SECTION 5.4 Indemnification ................................... 13

ARTICLE VI   MISCELLANEOUS PROVISIONS .............................. 14

     SECTION 6.1 Obligations of Seller ............................. 14

     SECTION 6.2 Repurchase Events ................................. 14

     SECTION 6.3 Seller's Assignment of Purchased Receivables ...... 15

     SECTION 6.4 Trust ............................................. 15

     SECTION 6.5 Amendment ......................................... 15

     SECTION 6.6 Accountants' Letters .............................. 15

     SECTION 6.7 Waivers ........................................... 15

     SECTION 6.8 Notices ........................................... 16

     SECTION 6.9 Costs and Expenses ................................ 16

     SECTION 6.10 Survival ......................................... 16

     SECTION 6.11 Headings and Cross-References .................... 16

     SECTION 6.12 Governing Law .................................... 16

     SECTION 6.13 Counterparts ..................................... 16

     SECTION 6.14 Sale ............................................. 17

                                TABLE OF CONTENTS
                                   (continued)

                                                                    PAGE
Exhibit A ..........................................................  A

Schedule A .........................................................  A


                                      -ii-